Rule 424(b)(2)
			Registration No. 333-75723


PRICING SUPPLEMENT NO. 29 dated June 27, 2000
to Prospectus Supplement dated April 30, 1999 and Prospectus dated April 30, 1999.

	 LEHMAN BROTHERS HOLDINGS INC.
        	  Medium-Term Notes, Series F
	      Due Nine Months or More From the Date of Issue
		(Fixed Rate)

Cusip No.:  		52517PRD5

Principal Amount:  	$30,000,000

Price to Public:  		100.00%

Agent's Commission:  	0.450%

Original Issue Date:  	07/17/00

Interest
Rate Per Annum:		8.250%

Interest Payment Dates: 	Monthly on the 17th, commencing on
08/17/00, subject to modified business day convention.

Call Option:		The Issuer has the right to call the Issue
every month at par on or after the First
Call Date.  Call notice is 30 calendar
days.

First Call Date:		07/17/04

Maturity Date: 		07/17/15

Authorized Denomination:	$1,000 or any larger whole multiple.

The Agent has purchased the Notes as principal and may resell any of such Notes to another broker/dealer (acting as principal for the purposes of resale) at a discount, which may vary from the discount received by the Agent in such transaction.

Lehman Brothers Holdings Inc.

By:/s/John_Buckley
Name: John Buckley
Title: Assistant Vice President